UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2005

Reading International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	1-8625 (Commission File Number)	95-3885184 (IRS Employer Identification No.)

550 S. Hope Street, Suite 1825, Los Angeles, California (Address of Principal Executive Offices)	90071 (Zip Code)

Registrant’s telephone number, including area code (213) 235-2240

N/A

(Former Name or Former Address, if Changed Since Last Report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 — Completion of Acquisition or Disposition of Assets.

On May 17, 2005, the Reading Real Estate, LLC, a wholly owned subsidiary of Reading International, Inc. (the “Company”), sold its fee interest in its approximately 96,000 square foot office building located in Glendale, California, commonly known as 600 North Brand Blvd, along with an accompanying 129,000 square foot parking structure. The sale was made as a part of the Company’s business strategy to focus on the development, operation and ownership of entertainment related properties, and to monetize those assets which are not consistent with that strategy. In view of the fact that the Company is in the real estate business, it considers the disposition of individual properties, or of interests in individual properties, to be within the ordinary course of its business. However, in light of the size of the transaction, and the one time impact upon its anticipated quarterly earnings, the Company has decided, in this case, to make this Current Report on Form 8-K on a voluntary basis.

The property was sold for $21 million. The Company’s book basis in the property was $7.5 million. Consequently, the Company will book a gain of approximately $13.0 million in the second quarter with respect to the sale of this asset. It is currently anticipated that the net cash proceeds of the sale (approximately $10.3 million) will be used in a “Section 1031 Exchange” in connection with the acquisition by Reading Realty, Inc. of the fee and ground lease interests in the property located at 1001 3rd Avenue, in Manhattan, New York, commonly known as the Cinemas 1, 2 & 3.

Upon the execution and delivery during the first quarter of the purchase and sale agreement with respect to the sale of the property, the property was treated as a discontinued operation for accounting purposes, and was reported as such in the Company’s Report on Form 10-Q for the period ended March 31, 2005.

The property was acquired by TWS Realty, LLC (the “Buyer”). Other than the sale transaction, there is no material relationship between the Buyer and the Company or any of its affiliates, or any director or officer of the Company, or any associate of any such director or officer. The property was acquired by the Buyer for a combination of cash on hand and the assumption of the existing mortgage.

Item 9.01 — Financial Statements and Exhibits

99.1     Press release issued by Reading International, Inc. on May 19, 2005 pertaining to the sale of the office building at 600 N. Brand Boulevard, Glendale, California.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

READING INTERNATIONAL, INC.
Date: May 19, 2005	By:	/s/ Andrzej Matyczynski
	Name:	Andrzej Matyczynski
	Title:	Chief Financial Officer